ASSET PURCHASE AND SALE AGREEMENT

THIS ASSET PURCHASE AND SALE AGREEMENT (the "**Agreement**"), is entered into on this 31st day of May, 2019, by and between ARIIX LLC, a Utah limited liability company, (the "**Buyer**" or "**ARIIX**"), and THE LIMU COMPANY, LLC, a Nevada limited liability company (the "**Seller**" or "**LIMU**"). Buyer and Seller may be referred to collectively herein as the "**Parties**" and each individually, a "**Party**."

RECITALS

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Purchased Assets (as hereinafter defined); and

WHEREAS, Buyer desires to assume the Assumed Liabilities (as hereinafter defined).

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the Parties herby agree as follows:

1. **ARTICLE 1 - Defined Terms.** The following terms have the following meanings:

   1.1. "**Agreement**" means this Asset Purchase and Sale Agreement, together with the Schedules and Exhibits attached hereto, and the documents to be executed and delivered in connection herewith. All of such Schedules and Exhibits shall be governed by the terms of this Agreement; and, in the event of a conflict between the terms of such Schedules and Exhibits and the terms of this Agreement, the terms of this Agreement shall control.

   1.2. "**ARIIX Member and Representative Agreement**" means the agreement that governs the relationship between ARIIX and its members and representatives.

   1.3. "**ARIIX Activ8 Compensation Plan**" means the agreement that governs the manner in which ARIIX compensates its distributors.

   1.4. "**Confidentiality Agreement**" means that certain Mutual Confidentiality Agreement dated January 7, 2019 and entered into by and among Buyer and Gary J. Raser.

   1.5. "**Customer and Promotor Lists**" means Seller's current customer and promotor lists as of the Closing Date.

   1.6. "**Encumbrance**" means any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encroachment, reservation, restriction, encumbrance, or other right of any Person, or any other restriction or limitation of any nature whatsoever.

   1.7. "**LIMU Network Sales**" means the sales of LIMU Products and Buyer's products, minus returns, made to the LIMU Network, inclusive of the LIMU Network's growth.

   1.8. "**LIMU Products**" means the products sold by the Seller from time to time prior to the Closing Date.

1.9. **"Governmental Authority"** means any federal, state, local or foreign government, or any political subdivision of any of the foregoing, or any court, agency or other entity, body, organization or group, exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government, or any supranational body.

1.10. **"Inventory"** means all raw material, component parts, work-in-process and finished goods inventory of Seller existing as of the Closing Date wherever located.

1.11. **"Liability"** or **"Liabilities"** means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

1.12. **"Legal Requirements"** means any published law, statute, regulation, ordinance, rule, directive, code, order, judgment, writ, injunction, decree or award of any Governmental Authority, and any administrative or judicial interpretations thereof.

1.13. **"Material Adverse Effect"** -- as it relates to a Person, means a material adverse effect on the business, assets, condition (financial or otherwise), liabilities, results of operations or prospects of such Person, taken as a whole, in the long term, provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect: (a) any adverse change, event, development, or effect (whether short-term or long-term) arising from or relating to: (1) general business or economic conditions, including such conditions related to such Person's business; (2) national or international political or social conditions, including the engagement by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any militaryor terrorist attack upon the U.S., or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment or personnel of the U.S.; (3) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index); (4) changes in accounting principles; (5) changes in laws, rules, regulations, orders, or other binding directives issued by any Governmental Authority; (6) changes in the multi-level marketing industry; (7) events that would be applicable generally to all multi-level marketing businesses; or (8) the taking of any action contemplated by this Agreement; and (b) any failure to meet a forecast (whether internal or published) of revenue, earnings, cash flow, or other data for any period or any change in such a forecast.

1.14. **(Intentionally left blank)**

1.15. **"Ordinary Course of Business"** means an action taken by a Person that is consistent in nature, scope and magnitude with the past practices of such Person and is taken in the ordinary course of the normal, day-to-day operations of such Person; or is similar in nature, scope and magnitude to actions customarily taken in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.

1.16. **"Organizational Documents"** means: (1) the articles or certificate of incorporation and the by-laws or code of regulations of a corporation; (2) the articles of organization or

certificate of formation and operating agreement of a limited liability company; (3) the partnership agreement and any statement of partnership of a general partnership; (4) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (5) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (6) any amendment to any of the foregoing.

1.17. **"Permitted Encumbrances"** means: (a) statutory liens for current Taxes, special assessments or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (b) mechanics', materialmen's, carriers', workers', repairers' and similar statutory liens arising or incurred in the Ordinary Course of Business, which liens have not had and are not reasonably likely to have a Material Adverse Effect on the value or current or proposed use of the properties or assets subject thereto; (c) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance or old age pension programs mandated under applicable Legal Requirements; (d) restrictions on the transfer of securities arising under federal and state securities laws; (e) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such liens or imperfections; (f) any utility company rights, easements and franchises; (g) other imperfections of title or Encumbrances, if any, that have not had, and would not have, a Material Adverse Effect.

1.18. **"Person"** means any Governmental Authority, individual, association, joint venture, partnership, corporation, limited liability company, trust or otherentity.

1.19. **"Seller's Owned Intellectual Property"** means the intellectual property, defined in the Intellectual Property Assignment Agreement attached hereto as Exhibit "1.19" (the "Intellectual Property Assignment"), and owned by the Seller as of the ClosingDate.

1.20. **"Tangible Personal Property"** means all tangible personal property specifically set forth in Schedule "1.20" attached hereto.

1.21. **"Tax"** or **"Taxes"** means any federal, state, local or foreign income, gross receipts, commercial activity, license, payroll, employment, excise, severance, startup, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), health, unemployment, disability, real property, personal property, intangible property, sales, use, transfer, registration, value added, ad valorem, goods and services, alternative or add-on minimum, estimated, or other tax or similar obligation of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not imposed by any Governmental Authority.

1.22. **"Transfer Taxes"** means Taxes that result from the sale of the Purchased Assets or the assumption of the Assumed Liabilities hereunder.

2. ARTICLE II - PURCHASE AND SALE OF PURCHASED ASSETS

2.1. **Sale of Purchased Assets.** Seller hereby sells to Buyer, and Buyer hereby purchases from

Seller, only the Purchased Assets (as defined below), free and clear of any Encumbrances, other than Permitted Encumbrances.

2.2. **As is, Where is, With all Faults**. The Buyer and the Seller hereby agree that, because Buyer conducted such due diligence as Buyer deemed necessary or appropriate prior to the Closing Date: (i) the Purchased Assets are being sold by Seller, and purchased by Buyer, **AS IS, WHERE IS, WITH ALL FAULTS**; and the Assumed Liabilities are being assumed by the Buyer, **AS IS, WHERE IS, WITH ALL FAULTS**. Buyer acknowledges that Buyer has independently confirmed to its satisfaction all information that Buyer considers material to Buyer's purchase of the Purchased Assets, Buyer's assumption of the Assumed Liabilities and this Agreement.

2.3. "**Purchased Assets**" means all of the Seller's rights, title and interest in only the following assets.

2.3.1 Seller's sales, promoter, and customer network and all Customer and Promoter Lists (the "**LIMU Network**"), including the promotor and customer contracts between Seller and the LIMU Network, as of the Closing Date. The Parties understand and agree that the LIMU Network will be merged with Buyer's sales, distributor, and customer network (the "**ARIIX Network**") at a time and in a manner mutually agreed between the Buyer and the Seller following the Closing Date. At a time and in a manner mutually agreed between the Buyer and the Seller following the Closing Date, and as part of the integration of the LIMU Network with the ARIIX Network (the "**Integration**"), Buyer will cause Seller's promoters to adopt the ARIIX Activ8 Compensation Plan (the "**Activ8 Plan**"), the ARIIX Member and Representative Agreement, and all other documents required by law and by Buyer in order for Seller's promoters to participate in the Activ8 Plan after the Closing Date.

2.3.2 Seller's Owned Intellectual Property.

2.3.3 Seller's Inventory.

2.3.4 All of Seller's worldwide legal rights, title, and interest to exclusively manufacture, market, and distribute LIMU Products, as of the Closing Date.

2.3.5 Seller's Tangible Personal Property, as of the Closing Date.

2.3.6 Seller's books and records material to the Purchased Assets, as of the Closing Date, including such data, records, and other information regarding the LIMU Network in order to allow Buyer to integrate such data into Buyer's representative database.

2.4. **Excluded Assets**. Notwithstanding the terms of this Agreement to the contrary, if any, the Seller is not selling, assigning or otherwise transferring to the Buyer, any of Seller's rights, title or interest in anything else whatsoever (other than the Purchased Assets), including, but not limited to, any of the Seller's rights, title or interest in: (1) that certain case styled as *The LIMU Company, LLC v. Zija International, Inc.*, in the Fourth Judicial Circuit in and for Utah County, Utah, Case No. 130401748; that certain case styled as *Ocean Sky*

International, Inc., a Louisiana corporation; Suni Enterprises, Inc., a Louisiana corporation v. The Limu Company, LLC, a Nevada limited liability company; Gary J. Raser, an individual, in the United States District Court, Western District of Louisiana, Monroe Division, Civil Action No. 3:18-CV-528; (2) Seller's cash on hand; (3) cash held in Seller's bank accounts; (4) Seller's cash equivalents, receivables, security or other deposits, prepaid expenses, insurance policies; or (5) the assets set forth on Schedule 1.4 attached hereto (collectively, the "**Excluded Assets**"). The Buyer agrees to immediately remit, transfer or assign to Seller any rights, title or interest Buyer receives or obtains in any of the Excluded Assets.

2.5. **Assumed Liabilities.**

2.5.1 Buyer hereby agrees to assume, satisfy, perform, pay, discharge and be solely responsible for only the following Liabilities on and after the Closing Date (collectively, the "**Assumed Liabilities**"):

2.5.1.1 All Liabilities relating to the Purchased Assets, except those expressly excluded in Sections 2.5.1.1.1. and 2.5.1.1.2.

2.5.1.1.1. The Buyer is not assuming any Liability of the Seller arising out of or relating to the Seller's termination of any LIMU promoters, distributors or sales representatives prior to the Closing Date, including, but not limited to, Seller's Liability in connection with that certain case styled as *The LIMU Company, LLC v. Zija International, Inc.*, in the Fourth Judicial Circuit in and for Utah County, Utah, Case No. 130401748, and that certain case styled as *Ocean Sky International, Inc., a Louisiana corporation; Suni Enterprises, Inc., a Louisiana corporation v. The Limu Company, LLC, a Nevada limited liability company; Gary J. Raser, an individual, in the United States District Court, Western District of Louisiana, Monroe Division, Civil Action No. 3:18-CV- 528.* Buyer agrees to provide Seller and Gary Raser access, within three (3) days of Seller's or Gary Raser's request for such access, to all information and records necessary in order for Seller and Gary Raser to prosecute and/or defend the allegations and/or claims made, including, but not limited to, all records and information necessary for Seller and Gary Raser to conduct discovery, in connection with such cases.

2.5.1.1.2. The Buyer is not assuming any Liability of the Seller that: (i) arises out of or is connected to events prior to the Closing Date; (ii) is material in nature; and (iii) the Seller knew about, or reasonably should have known about, but failed to disclose to the Buyer prior to Closing.

2.5.1.2 That certain Lease between Seller and Primera Towers (FL) Joint Venture LLC, as amended prior to the Closing Date (the "**Lake Mary Lease**").

2.5.1.3 The obligation to purchase replacement inventory to support the sale

of LIMU Products on and after the Closing Date.

2.5.1.4 All Taxes from or attributable to the ownership or operation of the Purchased Assets or the Assumed Liabilities on or after the Closing Date.

2.5.1.5 All Transfer Taxes.

2.6 **Purchase Price.** Buyer will pay up to Eight Million Dollars ($8,000,000) for the Purchased Assets (the "**Purchase Price**"), with payments to be made as follows:

2.6.1 **Initial Payment.** Buyer will pay Seller Three Million Dollars ($3,000,000) at the Closing (the "**Initial Payment**").

2.6.2 **Installment Payments.** No later than the 15th day of each month following the Closing Date, Buyer will pay to Seller five percent (5%) of the LIMU Network Sales made in the previous month (the "**Installment Payments**"). In the event that no LIMU Network Sales are made in any given month, no further Installment Payment will be due until the 15th day of the month following the month in which LIMU Network Sales resume. Once Buyer has paid Seller a total of Five Million Dollars ($5,000,000) in Installment Payments, no further Installment Payments shall be made, and the Security Agreement shall cease to be of effect. Buyer may prepay the Installment Payments in whole or in part at any time without premium or penalty. Buyer will provide Seller with a monthly report substantiating that month's Installment Payment. Buyer also will provide Seller with access to Buyer's reports showing all LIMU Network Sales and volume flowing through the LIMU Network.

2.6.3 **Security Agreement.** The Installment Payments shall be secured by the Collateral as defined in and pursuant to the Security Agreement attached hereto as Exhibit "2.6.3" (the "**Security Agreement**").

2.6.4 **Access to Products.** Within six (6) months following the Closing Date, Buyer will make all of Buyer's products available to the LIMU Network, subject to market availability. Within six (6) months following the Closing Date, Buyer will make all LIMU Products available to the ARIIX Network, subject to market availability.

3 ARTICLE III – CLOSING; CLOSING DELIVERIES

3.1 **Closing.** The closing of the transactions contemplated by this Agreement (the "**Closing**") will take place on May 31, 2019 [provided, however, for all purposes, this Agreement shall be effective as of, and the Closing Date shall be, June 1, 2019 ("**Closing Date**")].

3.2 **Deliveries.** Seller shall deliver to Buyer the following at the Closing:

3.2.1 This Agreement executed by the Seller.

3.2.2 The Assignment and Assumption of Lease (with the Landlord's executed consent thereto) with respect to the Lake Mary Lease attached hereto as Exhibit "3.2.2" (the "Lease Assignment and Assumption Agreement"), executed by the Seller.
Notwithstanding the foregoing, in the event Seller fails to deliver the Landlord's executed

consent before the Closing Date, such failure shall not preclude Buyer and Seller from Closing this Agreement and shall not be deemed a breach of this Agreement, and in any case Seller agrees to obtain and deliver the Landlord's executed consent as soon as practicable and without undue delay.

323 The Intellectual Property Assignment executed by the Seller.

324 The Security Agreement executed by the Seller.

3.3 **Deliveries.** Buyer shall deliver to Seller the following at the Closing:

331 The Initial Payment and Prepayments.

3.3.1.1 The Initial Payment via wire transfer to Seller's Bank Account [PNC Bank Account # 1206538986, Wire Routing # 043000096].

3.3.1.2 $47,844.32 representing the amount for Prepayments via wire transfer to Seller's Bank Account [PNC Bank Account # 1206538986, Wire Routing # 043000096].

332 Documents.

3.3.2.1 This Agreement executed by the Buyer.

3.3.2.2 The Assignment and Assumption of Lease executed by Buyer.

3.3.2.3 The Intellectual Property Assignment executed by the Buyer.

3.3.2.4 The Security Agreement executed by the Buyer.

4 **Article IV – Representations and Warranties of Seller.** Seller represents and warrants to Buyer as follows:

4.1 **Necessary Authority.** Seller has the necessary authority and power to own, operate and/or lease its property and the Purchased Assets and to carry on the business carried on by the Seller prior to the Closing Date.

4.2 **Title.** Seller is vested with legal, marketable and equitable title to the Purchased Assets, free and clear of any encumbrances, other than Permitted Encumbrances.

4.3 **No Other Representations.** Seller makes no other representations, warranties, promises or guarantees [including, but not limited to, any representations, warranties, promises or guarantees (whether verbal, in writing, express, implied, statutory or otherwise)] to the Buyer or any other Person with respect to the Purchased Assets, the Assumed Liabilities, this Agreement, or the accuracy, completeness, or the results of Buyer's due diligence; except as set forth in this Article IV.

5 **ARTICLE V – REPRESENTATIONS AND WARRANTIES OF BUYER.** Buyer hereby represents and warrants to Seller as follows:

5.1 **Organization.** Buyer is a limited liability company duly organized, validly existing and in full force and effect under the laws of the State of Utah. Buyer has full power and authority to

execute, deliver and perform this Agreement, and to own all of its property and to carry on its business as it is now being conducted.

5.2 **Power and Authority; Binding Effect.** Buyer has all necessary power and authority and has taken all action necessary under its Organizational Documents or otherwise, to: authorize, execute and deliver this Agreement; consummate the transactions contemplated hereby; and perform its obligations hereunder. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

5.3 **No Other Representations.** Buyer makes no other representations, warranties, promises or guarantees [including, but not limited to, any representations, warranties, promises or guarantees (whether verbal, in writing, express, implied, statutory or otherwise] to the Seller or any other Person; except as set forth in this Article V.

6 ARTICLE VI– COVENANTS.

6.1 **Public Announcements.** Neither Party shall issue any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby, until such time as the Parties mutually agree; but in no event sooner than two (2) months following the Closing Date. The Parties shall mutually agree on the content and manner in which such press release or public statements shall be made.

6.2 **Non-competition and Non-Solicitation.** Except as otherwise provided in this Agreement, the Seller agrees that for a period of two (2) years after the Closing Date, Seller will not: (a) engage in any business operations competitive to Buyer's operations; or (b) solicit any of Buyer's employees, distributors, or customers. The aforementioned restrictive covenants will immediately cease to apply upon Buyer's material breach of this Agreement. Notwithstanding the terms of this Section 6.2 to the contrary, however, Mary Baxley and/or Terri Tillis may assist Gary Raser with his personal endeavors, whether or not for compensation, so long as such personal endeavors do not involve any business operations competitive to Buyer's operations.

6.3 **Allocation.** Seller and Buyer agree: to treat the Sale of the Purchased Assets hereunder as an installment sale for all purposes; and that the manner in which the value of the Purchase Price shall be allocated to the Purchased Assets will be as set forth in Schedule "6.3" attached hereto. After the Closing Date, the Parties shall make consistent use of such allocation and installment sale treatment for all Tax purposes and in all filings, declarations, returns and reports with the Internal Revenue Service or other Governmental Authority in respect thereof including, but not limited to, the reports required to be filed under Section 1060 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder. In any proceeding related to the determination of any Tax, neither Buyer nor Seller shall contend or represent that such allocation is not a correct allocation or that such installment sale treatment is not the correct treatment.

6.4 **Sale of Limu Products to Gary Raser.** Seller agrees to sell to Gary J. Raser any Limu Products at cost following the Closing Date for the duration of Gary J. Raser's life.

7 ARTICLE VII – GENERAL PROVISIONS

7.1 **Usage of Terms.** Except where the context otherwise requires, words importing the singular

number include the plural number and vice versa. Use of the word "including" means "including, without limitation." Any Legal Requirement defined or referred to herein means such Legal Requirement as from time to time amended, modified or supplemented, including by succession of comparable successor Legal Requirement, and any rules and regulations promulgated thereunder. References to a Person are also to its successors and permitted assigns. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. "Hereof," "herein," "hereunder" and comparable terms refer, unless otherwise expressly indicated, to the entire agreement or instrument in which such terms are used and not to any particular article, section or other subdivision thereof or exhibit or schedule or other attachment thereto.

7.2 **Further Assurances; Information.** Each Party will cooperate in good faith with the other Party and will take all appropriate action and execute any agreement, instrument or other writing of any kind that may be reasonably necessary or advisable to carry out and confirm the transactions contemplated by this Agreement.

7.3 **Notices.** For a notice or other communication under this Agreement to be valid, it must be in writing and delivered: (a) by hand; (b) by a national transportation company, with all fees prepaid; or (c) by registered or certified mail, return receipt requested and postage prepaid. For a notice or other communication to a Party under this Agreement to be valid, it must be addressed using the information specified below for that Party

To Buyer:	ARIIX Chief Financial Officer Jeffrey Yates ARIIX 563 West 500 South, Suite 300 Bountiful, UT 84010
With Copies to:	ARIIX General Counsel Tyler Jones ARIIX 563 West 500 South, Suite 300 Bountiful, UT 84010
To Seller:	Gary J. Raser The Limu Company, LLC 3493 Rockcliff Place Longwood, Florida 32779
With Copies to:	Mary Baxley, CPA The Limu Company, LLC 302 Twelve Oaks Drive Winter Springs, Florida 32708

Robert W. Thielhelm, Jr., Esq.
BakerHostetler
Post Office Box 112
Orlando, Florida 32802-0112

7.4 **Governing Law**. This Agreement is governed by and shall be construed exclusively in accordance with the laws of the State of Utah, without regard to its conflict of lawprinciples.

7.5 **Submission to Jurisdiction**. Each Party: submits to the exclusive jurisdiction of any federal court sitting in Salt Lake County, Utah in any action or proceeding arising out of or relating to this Agreement; and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action orproceeding so brought; and if permitted by law, waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

7.6 **Expenses.** Each Party shall pay all of its legal, accounting and other expenses incident to this Agreement.

7.7 **Remedies**. Each Party hereto recognizes and agrees that the violation of any term, provision or condition of this Agreement may cause irreparable damage to the other Party that may be difficult to ascertain, and that the award of any sum of damages may not be adequate relief to such Party. Each Party, therefore, agrees that, in addition to the remedies available in the event of a breach of this Agreement, the other Party shall have a right to equitable relief including, but not limited to, the remedy of specific performance or injunctive relief.

7.8 **Opportunity to Cure.** Notwithstanding the foregoing, neither Party may pursue any remedy on account of breach by the other Party without first giving the other Party written notice of such breach and not less than ten (10) days within which to cure such breach.

7.9 **Titles.** The headings of the articles and sections of this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

7.10 **Limitation of Liability**. Neither party shall be liable to the other party for any incidental, consequential, special or punitive damages of any kind or nature, including loss of future revenue or income, loss of business reputation or opportunity, diminution of value, or any damages based on any type of multiple. This section shall survive the Closing and the execution of this Agreement.

7.11 **Waiver; Remedies Cumulative**. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any

right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law: (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the otherParty; and (b) no waiver that may be given by a Party, shall be valid unless such waiver is in writing and signed by such Party, and will be applicable only to the specific instance for which it is given.

7.12 Assignment; No Third-Party Beneficiaries.

7.12.1 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any Party hereto, including by operation of law, without the prior written consent of the other Party, except as otherwise provided in thisAgreement.

7.12.2 Buyer may assign its rights to accept the conveyance of the Purchased Assets and its obligation to assume the Assumed Liabilities to one or more of Buyer's wholly- owned subsidiaries, without the written consent of the Seller; provided, however, that no such assignment shall relieve Buyer of any of its obligations under this Agreement, and such assignment shall be binding on such subsidiaries, and this Agreement shall continue to be binding on Buyer.

7.12.3 Without limiting the generality of the foregoing, no provision of this Agreement will create any third-party beneficiary rights in any other Person, except as otherwise provided in this Agreement.

7.13 **Entire Agreement.** This Agreement and the Confidentiality Agreement: contain all the promises, covenants, agreements, conditions and understandings between the Parties hereto with respect to the subject matter hereof and thereof; and supersede each course of conduct previously pursued, accepted or acquiesced in, and all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, with respect to the subject matter hereof and thereof.

7.14 **Survival.** The terms of this Agreement that survive, or are intended to survive, the execution of this Agreement and the Closing shall survive for the period of time specifically stated; or, if not specifically stated, until the expiration of the applicable statute oflimitations.

7.15 **Modification.** This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by all of the Parties to thisAgreement.

7.16 **Counterparts.** This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which taken together will constitute one and the same instrument. Any Party may execute this Agreement by electronically scanned signature and the other Party will be entitled to rely on such electronically scanned signature as evidence that this

Agreement has been duly executed by such Party. Any Party executing this Agreement by electronically scanned signature shall as soon as practical forward to the other Party an original signature page by overnight mail, but the failure to do so will not affect the binding nature of this Agreement on any Party.

7.17 **Severability.** Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be enforceable under applicable law. However, if any provision of this Agreement is deemed unenforceable under applicable law by a court having jurisdiction, such provision will be unenforceable only to the extent necessary to make it enforceable without invalidating the remainder thereof or any of the remaining provisions of this Agreement.

7.18 **Representation by Counsel; Interpretation.** Each Party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated thereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and any such right is expressly waived. The provisions of this Agreement will be interpreted in a reasonable manner to affect the intent of the Parties.

7.19 **Incorporation by Reference.** The Recitals on page 1 of this Agreement are true and correct, are incorporated in this Agreement by reference and made a part hereof. In addition, every Schedule and Exhibit attached to this Agreement and referred to herein is incorporated in this Agreement by reference and made a part hereof.

IN WITNESS WHEREOF, the Parties to this Agreement have caused this Agreement to be executed on the day and year indicated at the beginning of this Agreement.

Signed in the presence of the following witnesses:

	SELLER:
[signature]	THE LIMU COMPANY, LLC, a Nevada limited liability company
Print name: MARY BAXLEY	By: [signature]
[signature]	Print Name: Gary J. Raser
Print name: JUSTO NUNEZ	Title: Chief Executive Officer

042480.000059 4813-2229-5191 6

BUYER:

ARIIX LLC, a Utah limited liability company

By: ____________________
Print Name: JEFFREY YATES
Title: CFO

____
Print name: Sadie Merrill

____
Print name: SHANNON BARKER